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EXHIBIT 24(b) 11


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement, (Form N-
1A), and related Statement of Additional Information of Stratton Monthly Dividend REIT Shares, Inc. and to the inclusion of our report dated January 16, 1998 to the Shareholders and Board of Directors of The Stratton Monthly Dividend REIT Shares, Inc.


TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 24, 1998